Exhibit 99.1

Tenet Announces Upsizing and Pricing of its Private Offering of

Senior Secured Second Lien Notes

DALLAS – November 16, 2016 – Tenet Healthcare Corporation (NYSE: THC) established today the pricing of the previously announced private offering of senior secured second lien notes maturing in 2022 (the “notes”). A total of $750 million aggregate principal amount of the notes, which represents an upsize from its previously announced amount of $500 million and which will bear interest at a rate of 7.50% per annum, will be issued. The notes will be effectively senior to Tenet’s existing and future unsecured indebtedness and other liabilities to the extent of the value of the collateral securing such borrowings, and will be effectively subordinated to Tenet’s first-priority secured debt and obligations to the extent of the value of the collateral securing such amounts. The notes will be guaranteed on a subordinated basis and secured by a second lien pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries. The net proceeds of the notes will be used, after payment of fees and expenses, to repay indebtedness outstanding under Tenet’s senior secured revolving credit facility and for general corporate purposes.

The notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offering will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.

This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with 130,000 employees united around a common mission: to help people live happier, healthier lives.

Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the company operates 79 general acute care hospitals, 20 short-stay surgical hospitals and approximately 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, uncertainties about the closing of the offering, the expected use of proceeds and the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarterly period ended September 30, 2016 and other filings with the Securities and Exchange Commission. Among other things, these factors include the potentially heightened risk of repeal, modification or other material change in the Patient Protection and Affordable Care Act following the outcome of recent Presidential and Congressional elections.

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company including the posting of important announcements regarding financial performance and corporate developments.